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                                                                   Exhibit 10(h)


                     EXECUTIVE SEVERANCE BENEFITS AGREEMENT,
                 AMONG HEALTH POWER, INC., COMPMANAGEMENT, INC.,
                     COMPMANAGEMENT HEALTH SYSTEMS, INC. AND
                 JONATHAN R. WAGNER, DATED AS OF AUGUST 26, 1999

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                     EXECUTIVE SEVERANCE BENEFITS AGREEMENT
                     --------------------------------------

         This Executive Severance Benefits Agreement (the "Agreement") is made as of August 26, 1999, by and among Health Power, Inc., a Delaware corporation ("Health Power"), CompManagement, Inc., an Ohio corporation ("CMI"), CompManagement Health Systems, Inc., an Ohio Corporation ("CHS") (CMI and CHS are collectively referred to as "CompManagement") (Health Power, CMI and CHS are collectively referred to as the "Company"), and Jonathan R. Wagner (the "Executive").


                             BACKGROUND INFORMATION
                             ----------------------

         A. The Executive has served the Company in the past and is expected to continue to serve the Company as a key executive officer of CompManagement, and to make a significant contribution to the profitability, growth and financial strength of the Company.

         B. The Company desires to provide income security to the Executive upon the terms and subject to the conditions set forth in this Agreement, in the event the Executive's employment with the Company is terminated prior to or following a Change in Control, either voluntarily by the Executive for Good Reason or involuntarily by the Company without Cause.


                                    AGREEMENT
                                    ---------

         The parties acknowledge the accuracy of the foregoing Background Information and in consideration of the mutual promises and convenants contained herein, hereby agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         (a) Benefit Period - a period of twenty-four (24) months from the Executive's Date of Termination.

         (b) Cause - means (i) gross and willful misconduct by, or gross dishonesty of, the Executive which is found to be injurious to any Company; (ii) other willful malfeasance, gross negligence or failure to act that has or will have a material adverse effect on the Company; (iii) a material breach by the Executive of his noncompetition and confidentiality obligations set forth in
Section 10 of the Employment Agreement between the Executive and CMI dated as of July 21, 1995 (the "Noncompete Agreement"), as such Noncompete Agreement may be hereafter modified, amended, or replaced; or (iv) the conviction of the Executive of a felony involving moral turpitude, provided that such conviction would at the time have a material adverse effect on either Company.

         (c) Change in Control - means the occurrence of any of the following events after the date of this agreement: (i) the purchase or other acquisition by any person, entity or group of

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persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange
Act of 1934, as amended ("the Exchange Act") or any comparable successor provisions), directly or indirectly, which results in the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of such person, entity or group of persons equaling twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of either Health Power or CMI entitled to vote generally in the election of directors ("Voting Securities"), but excluding an acquisition (A) by the Company, (B) by any employee benefit plan or related trust sponsored or maintained by the Company, (C) by the Executive or (D) by a group including the Executive, but only if the Executive and other executives of the Company who have entered into similar Executive Severance Benefits Agreements control such group; or (ii) the approval by the shareholders of Health Power of a reorganization, merger or consolidation, with respect to which, in each case, persons who were shareholders of Health Power immediately prior to such reorganization, merger or consolidation do not (solely because of their Voting Securities owned immediately prior to such reorganization, merger or consolidation) own immediately thereafter more than 50% of the combined voting power entitled to vote in the election of directors of the then outstanding securities or the reorganized, merged or consolidated company; or (iii) a change in the composition of the majority of the board of directors of Health Power within a two-year period, which change shall not have been approved by a majority of the persons then serving as directors immediately prior to such two-year period; or
(iv) a liquidation or dissolution of CompManagement; or (v) the sale of all or substantially all of the assets of CompManagement.

         (d) Compensation - means the monthly average of the base salary and any cash bonus or commissions received by the Executive during the 36-month period prior to the Executive's Date of Termination or such shorter period if the Executive was not employed for at least 36 months.

         (e) Date of Termination - means the date which is 30 days following notice of (i) the Executive's Termination of employment for Good Reason or (ii) Termination of the Executive's employment by the Company other than for Cause, death or disability.

         (f) Disability - means that, because of physical or mental illness, injury or accident, it is probable, in the opinion of an independent physician selected by the Company and reasonably acceptable to the Executive or his legal representative, the Executive will not be able to perform his usual duties for a period of 180 days or longer.

         (g) Good Reason - means that, without the Executive's written consent,
(i) the Executive is assigned to duties materially inconsistent in any respect with his position, authority, duties or responsibilities, or the Company takes any other action that results in a material diminution in such position, authority, duties or responsibilities; (ii) the Executive's base salary is reduced for any reason other than in connection with the Termination of his employment; (iii) the formula or other method of determining bonuses or commissions payable to the Executive is materially changed in a manner which causes a material reduction in the overall bonuses and commissions payable to the Executive; (iv) the fringe benefits provided to the Executive are materially reduced from what was provided prior to the Change in Control, unless the Company and the Executive agree to separate compensation for any such material reduction; (v) the relocation of the Company's principal executive offices to a location outside the Columbus metropolitan area or the relocation of the Executive by the Company, without his prior written

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consent, to any location other than the location at which the Executive performed his duties prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the time of a Change in Control; (vi) there is a material change in the kind of business engaged in by CompManagement; (vii) there is a breach of this Agreement; or (viii) the Company fails to obtain an agreement from any successor or assign of the Company to assume and agree to perform the obligations of the Company under this Agreement.

         (h) Termination - means the Company, or any successor or assign of the Company, terminates the employment of the Executive for any reason other than Cause, death or disability, or the Executive voluntarily terminates employment with the Company or any successor or assign of the Company for Good Reason, provided the Executive shall have no more than 90 days following the occurrence of the event or events constituting Good Reason (as defined in subsection (g) above) to elect to treat such event as a Termination of employment (the "Good Reason Election"). Upon giving notice of the Good Reason Election in accordance with Section 10 of this Agreement, the Executive shall have 30 days to actually terminate Executive's employment with the Company. Notwithstanding the foregoing, the Executive may voluntarily terminate employment with the Company for any reason during the first six months following a Change in Control.

         Section 2. Eligibility for Benefits

         The Company agrees to pay to the Executive the benefits specified in
Section 3 if a Termination of the Executive's employment occurs within two years after the occurrence of a Change in Control. In addition, the Company agrees to pay to the Executive the benefits specified in Section 3 if a Termination of the Executive's employment occurs within six months prior to the occurrence of a Change in Control. In such case, the 90-day Good Reason Election must be made no more than 90 days following the Change in Control.

         Section 3. Benefits Upon Termination of Employment

         If the Executive is entitled to benefits under Section 2 of this Agreement, the Company shall provide the Executive with the following severance and other benefits:

         (a) Severance Benefit - The Company shall pay Executive a severance benefit equal to continuation of the Executive's Compensation for the Benefit Period, commencing on the Date of Termination. This severance benefit shall be paid to Executive in accordance with the Company's standard payroll practices for active employees beginning on the first pay date on or after the Date of Termination and continuing to the end of the Benefit Period. During any period of time in which Executive is receiving the severance benefit payment, Executive shall not be required to perform any services or be physically present at any facility of the Company or its affiliates.

         (b) Other Benefits - During the Benefit Period, the Company will continue to provide Executive with, and Executive shall continue to be entitled to, all fringe benefits (other than continued accrual of retirement benefits), including but not limited to group health, disability, life and other insurance plans made available to employees of the Company, which were

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provided to Executive as of the Date of Termination; provided, however, that the
Company's obligation to provide any specific fringe benefit, other than life insurance, to the Executive shall terminate as of the date such benefit is provided to the Executive by another employer. If the Company changes the terms of or providers for any such fringe benefits during the Benefit Period, the benefits provided to the Executive will likewise be changed to those provided to other employees and executives of the Company. The treatment of the severance benefit payments to the Executive under any tax-qualified retirement plans of the Company shall be strictly in accordance with the terms of such plans. Notwithstanding the foregoing, should the Termination of the Executive's employment result in a forfeiture of any nonvested interest under such tax-qualified retirement plan maintained by the Company, the Executive shall be entitled to an additional single lump sum severance payment, payable within 30 days of the Date of Termination, equal to the present value of the nonvested interest forfeited under such plan.

         The Company shall pay the Executive all base salary and vacation time accruing through the Date of Termination, which amounts shall be payable within the time periods specified by the Company's policies and procedures or as required by law. The Company shall also pay the Executive any bonus (or a pro rata share of any bonus dependent on annual performance criteria) which is earned but unpaid as of the Date of Termination, which amount shall be payable within 30 days of such date of Termination.

         All outstanding stock options issued to the Executive shall become fully vested upon a Change in Control and thereafter exercisable in accordance with the stock option plans and agreements governing such options.

         (c) Outplacement - The Company shall reimburse expenses incurred by the Executive during the Benefit Period for outplacement services or job search expenses, up to a maximum amount of $5,000. Reimbursable expenses under this provision shall include the use of an executive outplacement service, including but not limited to secretarial service and use of an office, phone, office supplies and office services comparable to the level of such services available to the Executive prior to the Date of Termination, and documented job search expenses such as travel and relocation expenses, which are not reimbursed from any other source.

         (d) General Requirements and Limitations - The severance benefits under this Agreement shall be in lieu of any other payment due to Executive under any other contractual rights between Executive and the Company arising from or incident to any employment agreement or other severance benefit programs of the Company. Notwithstanding anything to the contrary, no severance benefit shall be payable to Executive from and after the date of the Executive's material breach of his obligations contained in the Noncompete Agreement, any such material breach resulting in an immediate forfeiture of all future benefits otherwise payable hereunder. Furthermore, notwithstanding any other provision hereunder, if the Executive will incur any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), due to any payment under this or other agreements with the Company, then the amount payable as severance benefits hereunder shall be reduced to equal one dollar less than three times the Executive's "base amount" under Section 280G of the Code, reduced by the present value of any other payments that constitute "payments" thereunder.

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         Section 4. Term

         This Agreement shall continue for a period of 24 months from the effective date of a Change in Control of the Company. Executive shall have no vested rights in the severance benefits provide under this Agreement until the Company enters into a definitive agreement, binding on the respective parties, intended to effect a Change in Control.

         Section 5. No Guarantee of Employment

         Nothing contained in this Agreement shall be construed as a contract of employment or be deemed to give Executive the right to be retained in the employ of the Company or any equity or other interest in the assets, business or affairs of the Company. Executive shall have no security interest in assets of the Company used to pay benefits hereunder.

         Section 6. No Duty to Mitigate

         The amounts payable to the Executive under this Agreement shall not be treated as damages but as severance compensation to which the executive is entitled by reason of Termination of employment in the circumstances contemplated by this Agreement. The Company shall not be entitled to set off against the amounts payable to the Executive any amounts earned by the Executive from other employment after Termination of employment with the Company or any amounts which might have been earned by the Executive from other employment had such other employment been sought or accepted.

         Section 7. Arbitration

         Any controversy or claim relating to benefits under this Agreement or the breach thereof shall be settled by arbitration in Columbus, Ohio, or such other mutually agreed upon site, in accordance with the commercial rules of the American Arbitration Association. The judgment upon the award rendered by the board of arbitrators may be entered in any court having jurisdiction thereof and the parties hereby consent to the jurisdiction of the Court of Common Pleas of Franklin County, Ohio. Except as set forth in Section 8 of this Agreement, the fees and expenses of the arbitrators incurred in connection with any arbitration shall be paid by the Company.

         A party seeking arbitration of a controversy or claim shall provide notice of such event to all other parties (the "Arbitration Notice"). No later than 15 days after the Arbitration Notice is given, the Company and the Executive shall each select one person from an approved-panel of arbitrators to serve as their designee on a three-member board of arbitrators. Such designees shall have substantial experience in business matters. No later than 15 days after their designation, the two members shall mutually select a third member from the same panel of arbitrators, which person shall also have substantial experience in business matters, and such person shall act as the chairperson of the board of arbitrators. The board of arbitrators shall act by majority rule in accordance with the rules and procedures set forth in Ohio Revised Code Chapter 2711, and to the extent not inconsistent with such chapter the rules and procedures of the American Arbitration Association then in effect. The arbitration hearing shall be commenced no later 15 days after the selection of the third member of the board of arbitrators. To the extent

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possible, the arbitration hearing shall be completed within 30 days after its commencement. Within 30 days after the completion of the arbitration hearing, the board of arbitrators shall render a ruling on all matters submitted before them.

         Section 8. Enforcement of Agreement

         The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or enforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and that the Executive has complied with all obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as provided in this Section, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount equal to 25% of the total severance benefits payable to the Executive under Section 3(a) of this Agreement. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.

         Notwithstanding the foregoing, if upon submission of a dispute to arbitration in accordance with Section 7 of this Agreement, the board of arbitrators finds that the Executive was terminated for Cause, as defined in
Section 1(b), or if the board of arbitrators find that the Executive did not have Good Reason, as defined in Section 1(g), then (a) the Company shall have no obligation to pay or reimburse the fees and expenses of the Executive's legal counsel,

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and (b) the Executive shall be responsible to pay one-half of the fees and expenses of the arbitrators incurred in connection with such arbitration.

         Section 9. Non-secured Promise

         The rights of the Executive under this Agreement will be solely those of an unsecured creditor of the Company. The benefits under this Agreement will be paid by the Company from its general assets. Any insurance policy or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder will not be deemed to be held under any trust for the benefit of the Executive, or to be security for the performance of the obligations of the Company, but will be, and remain, a general, unpledged, unrestricted asset of the Company.

         This Agreement is intended to constitute an unfunded or insured welfare plan for a select group of management or highly compensated employees, within the meaning of Department of Labor Reg. ss.2520.104-24, exempting such plans and arrangement from the reporting and disclosure provisions of Part 1 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended.

         Section 10. Notice of Termination

         Any purported Termination of employment by the Company or by the Executive shall be communicated by written notice of Termination to the other party in accordance with the notice provisions set forth in Section 10 below. For purposes of this Agreement, a notice of Termination shall be a notice which indicates the specific Termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of employment under the provisions so indicated.

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         Section 11. Notices

         Any notices to be given pursuant to this Agreement shall be in writing and shall be deemed duly given three days after deposit in the mail, certified mail, return receipt requested, to the party to receive such notice at the address set forth below.

         If to the Company:

                           CompManagement, Inc.
                           6377 Emerald Parkway
                           Dublin, Ohio 43016

                           Attn:  Chief Executive Officer

                           If to the Executive:

                           Jonathan R. Wagner

                           --------------------------------

                           --------------------------------

Either party may change its name or address for purposes of this section by providing the other party written notice of the new name or address in the manner set forth above.

         Section 12. Other Severance Benefit Arrangements

         If the Executive receives benefits under Section 3 of this Agreement, then such benefits shall be the exclusive severance benefits receivable by the Executive from the Company, and the benefits received under Section 3 of this Agreement shall supersede and replace any and all other severance benefits of any kind that the Executive may be entitled to receive from the Company under any other severance benefit arrangement, including any employment agreement. This Agreement shall not supersede or replace the Executive's severance benefits of any kind that the Executive may be entitled to receive from the Company under any other severance benefit arrangement, including any employment agreements now in existence or subsequently entered into, if the Executive is not entitled to receive the severance benefits accorded to the Executive in Sections 2 and 3 set forth herein.

         Section 13. Miscellaneous

         This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all other prior and contemporaneous understandings or agreements between the parties with respect to the subject matter of this Agreement. This Agreement may be amended only by a written instrument executed by each party. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns, but the Executive may not assign or transfer any right hereunder. The Company shall assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of either Health Power or CompManagement by merger, consolidation, sale of assets, or otherwise, and shall obtain the assumption of this Agreement by such successor. Should any provision of this Agreement be

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held unenforceable or invalid for any reason, the remaining provisions of this
Agreement shall continue in full force and effect. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute one in the same document.

JONATHAN R. WAGNER                         HEALTH POWER, INC.



         /s/ Jonathan R. Wagner            By:     /s/ Bernard F. Master, D.O.
------------------------------------          ---------------------------------
Date:    10/11/99                          Its:    Chairman
     -------------------------------           --------------------------------
                                           Date:   10/15/99
                                                -------------------------------




COMPMANAGEMENT HEALTH                      COMPMANAGEMENT, INC.
SYSTEMS, INC.


By:      /s/ Robert J. Bossart             By:      /s/ Robert J. Bossart
   ---------------------------------          ---------------------------------
Its:     CEO                               Its:     CEO
    --------------------------------           --------------------------------
Date:    10/13/99                          Date:    10/13/99
     -------------------------------            -------------------------------

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